AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1998.
                                                      REGISTRATION NO. 333-52247
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                  PATHNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          4813                 52-1941838
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                     NUMBER)

                             1015 31ST STREET, N.W.
                              WASHINGTON, DC 20007
                                 (202) 625-7284
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             MICHAEL A. LUBIN, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             1015 31ST STREET, N.W.
                              WASHINGTON, DC 20007
                                 (202) 625-7284
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                               -------------------
                                 WITH A COPY TO:

                             PAUL D. GINSBERG, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                            ------------------------
  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
  PUBLIC:
                                 Not applicable.
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-1 (File No. 333-52247) (the "Registration Statement"), Pathnet, Inc. (the "Company") registered an aggregate of 5,390,625 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company. The Registration Statement was declared effective on August 12, 1998.

         Since August 12, 1998, none of the registered shares have been sold. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all 5,390,625 shares of Common Stock that remain unsold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on this day of December 30, 1998.

                        PATHNET, INC.


                        By: /s/ Michael A. Lubin
                            --------------------
                            Name:  Michael A. Lubin
                            Title: Vice President, General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board and   December 30, 1998
       David Schaeffer          Director

              *
------------------------------  Chief Executive Officer     December 30, 1998
      Richard A. Jalkut         and Director

              *                 Vice-President, Finance     December 30, 1998
------------------------------  (principal accounting
    William R. Smedberg, V      and financial officer)

              *
------------------------------  Director                    December 30, 1998
       Peter J. Barris

              *
------------------------------  Director                    December 30, 1998
       Kevin J. Maroni

              *
------------------------------  Director                    December 30, 1998
      Patrick J. Kerins

              *
------------------------------  Director                    December 30, 1998
       Richard K. Prins

              *
------------------------------  Director                    December 30, 1998
   Stephen A. Reinstadtler


*By: /s/ Michael A. Lubin
     --------------------
     Name: Michael A. Lubin
     Title: Attorney-in-fact